UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 13, 2017
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Settlement Agreement and Release as to Jay Peak EB-5 Visa Civil Litigation

On April 13, 2017, Raymond James & Associates, Inc. (“RJA”), a wholly-owned subsidiary of Raymond James Financial, Inc. (the “Company”), entered into an agreement regarding a proposed settlement of all investor claims against RJA and its affiliates (collectively, “Raymond James”) relating to the previously disclosed Jay Peak EB-5 matter, an alleged fraudulent investment program created in 2007 by third parties and offered directly to foreign investors. The proposed settlement is subject to court review and approval and other customary conditions. The terms of the settlement would ensure that investors in the Jay Peak-related investment programs are fairly compensated - either by funding the costs to finish incomplete projects or by refunding the investors’ investments. As of December 31, 2016, the Company had accrued $50 million related to this matter. The settlement also provides Raymond James with the right to recover some of the settlement payments through sharing in proceeds of certain third-party recoveries that may be obtained by or on behalf of the receiver appointed by the Securities and Exchange Commission (the “SEC”) or the receivership entities. The following is a brief description of the material terms and conditions of the settlement agreement.
Parties to Settlement Agreement
The Settlement Agreement and Release (the “Agreement”) was entered into on April 13, 2017, among Michael I. Goldberg, as receiver (the “Receiver”) for the Jay Peak entities (collectively, the “Receivership Entities”), Thomas A. Tucker Ronzetti, Harley S. Tropin, and Kozyak Tropin & Throckmorton, as interim class counsel (“Class Counsel”) on behalf of the plaintiffs in the Investor Class Action (as defined below), and RJA.
Procedural Background
The Receiver was appointed in April, 2106 as receiver over the Receivership Entities in a civil enforcement action by the SEC captioned SEC v. Quiros et al. (the “SEC Action”) in the United States District Court for the Southern District of Florida (the “District Court”). The Complaint in the SEC Action alleges, among other things, that defendants Ariel Quiros (“Quiros”) and William Stenger, in violation of federal securities laws, utilized the Receivership Entities in furtherance of a fraud on foreign investors who invested in eight limited partnerships (the “Investors”) under the U.S government’s EB-5 visa program. The Receiver then brought a civil action in the District Court against RJA, Joel N. Burstein (“Burstein”), and Quiros, seeking recovery of partnership funds he alleges were misappropriated, in a case captioned Goldberg v. Raymond James & Associates, Inc. et al. (the “Receiver’s Action”). Class Counsel brought an Investor action in the District Court against RJA, Burstein and Quiros, among others, on behalf of the Investors seeking recovery of Investor losses (Daccache v. Raymond James & Associates, Inc. et al. (the “Investor Class Action”)), and were granted authority to negotiate on behalf of the putative investor class. Other Investors have brought additional, separate actions against Raymond James and other defendants in federal and state courts in Florida and Vermont (the “Other Investor Actions”). Some Other Investor Actions have been consolidated into the Investor Class Action, while others remain as independent actions or have been dropped. (The SEC Action, Receiver’s Action, Investor Class Action and the Other Investor Actions are collectively referred to as the “Litigation.”)
Material Terms of the Settlement
The Agreement provides for a final, comprehensive settlement of all past, present and future claims that have been or may be brought by the Receivership Entities, the Investors, or any other persons against Raymond James and its affiliates (as further defined in the Agreement, the “Raymond James Released Parties”). If the Agreement becomes final, the District Court will issue a bar order stipulating that no further civil actions will be commenced or prosecuted against the Raymond James Released Parties with respect to the events underlying the Litigation or relating to Quiros or the Receivership Entities, nor will there be permitted any future actions by any person (other than governmental bodies or agencies) on the basis of claims that arise directly or indirectly from the activities of the Jay Peak resort or related properties (the “Bar Order”). (The terms of the Agreement are collectively referred to as the “Settlement.”)

The Agreement further provides that, in consideration of the release of claims and issuance of the Bar Order, Raymond James will pay the Receiver an aggregate of $150 million (the “Settlement Amount”), which includes the $4.5 million previously paid in connection with Raymond James’ settlement with the State of Vermont. Raymond James will pay the balance of the Settlement Amount in two installments: (i) an initial payment of $90.7 million (the “Initial Settlement Payment”), and (ii) a final payment of $54.8 million (the “Final Settlement Payment”). The Agreement contains detailed provisions requiring the Receiver to apply specified portions of the Settlement Amount to (i) satisfy particular claims of, and/or complete construction of certain projects owned by, the Receivership Entities, (ii) return to Investors the funds invested by them, (iii) establish a fund (the “Attorneys’ Fund”) to reimburse costs and compensate the plaintiffs’ attorneys in the Investor Class Action, the Other Investor Actions, or who otherwise claim to represent Investors, subject to the approval of the District Court, and (iv) refund to Raymond James sums not expended for certain stipulated purposes. If approved by the District Court in specific instances, the Receiver has limited rights to deviate from the agreed application of the Settlement Amount.
The Agreement provides for certain releases and credits against judgments in potential future actions upon payment of the Initial Settlement Payment, and a full release by the Receiver of the Raymond James Released Parties from all claims relating to the Litigation upon payment of the Final Settlement Payment. The Agreement further provides that, as a condition to receipt of any funds, those Investors will be required to execute appropriate releases of all claims and to assign to the Receiver or Raymond James their interests or proceeds in applicable investment limited partnerships. The Agreement also requires the parties to file motions for dismissal of the Litigation, upon agreed terms.
In addition, the Agreement provides that the Receiver will timely pursue litigation and other recoveries against third parties. Further, the Receiver will assign to Raymond James the right to receive 75% of all net proceeds recovered from such litigation or recoveries otherwise obtained by or on behalf of the Receiver or the Receivership Entities. Finally, the Agreement provides a procedure to determine distribution of the Attorneys Fund under supervision of the District Court.
Nothing in the Agreement may be construed as an admission of any liability, fault or omission by Raymond James. The parties acknowledge that they have entered into the Agreement in order to avoid the further expense and inconvenience of litigation and to permanently settle the claims among the parties.
The proposed Settlement is subject to a number of conditions, including preliminary and final court approval. At this time, there can be no assurance that the conditions to effect the Settlement will be met or that the Settlement will receive the required court approvals.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On April 13, 2017, the Company issued a press release with respect to its entry into the Agreement. A copy of this press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.
The information provided pursuant to this Item 7.01, including any exhibits hereto, is being "furnished" and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report is incorporated by reference).

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

10.1 Settlement Agreement and Release, dated April 13, 2017, among Michael I. Goldberg, as receiver, Thomas A. Tucker Ronzetti, Harley S. Tropin, and Kozyak Tropin & Throckmorton, as interim class counsel, and Raymond James & Associates, Inc.

99.1 Press release, dated April 13, 2017, issued by Raymond James Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date:	April 13, 2017	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Executive Vice President - Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Settlement Agreement and Release, dated April 13, 2017,among Michael I. Goldberg, as receiver, Thomas A. Tucker Ronzetti, Harley S. Tropin, and Kozyak Tropin & Throckmorton, as interim class counsel, and Raymond James & Associates, Inc.

99.1	Press release, dated April 13, 2017, issued by Raymond James Financial, Inc.